                                                                    EXHIBIT 23.3

                  [KELLER BRUNER & COMPANY, L.L.C. LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this Registration Statement.


/s/ KELLER BRUNER & COMPANY, L.L.C.

Bethesda, Maryland
April 24, 1998